

<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               299,696
<SECURITIES>                                         462,191
<RECEIVABLES>                                        000
<ALLOWANCES>                                          000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       1,774,036<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           1,704,364
<TOTAL-LIABILITY-AND-EQUITY>                         1,774,036<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     158,413<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     540,519<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (460,493)<F5>
<EPS-BASIC>                                          (9.12)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships,  net of
$1,004,361,  and Other assets of $7,788  <F2>Included  in Total  Liabilities and
Equity: Accounts Payable to affiliates of $41,950 and Accounts Payable and accrued expenses of $27,722
<F3>Included in Total Revenue: Investment of $44,945 and Other of $113,468
<F4>Included in Other Expenses:  General and  administrative of $434,135,
Provision for valuation of investment in Local Limited Partnership of $90,000 and Amortization of $16,384
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of $78,387

